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                                                                    Exhibit 23.2



            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Lazare Kaplan International Inc. and subsidiaries of our report dated August 19, 2004, included in the 2005 Annual Report to Shareholders of Lazare Kaplan International Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-40225 and No. 333-92077) pertaining to the Lazare Kaplan International Inc. 1997 Long Term Stock Incentive Plan and Post-Effective Amendment No. 1 to Registration Statement (Form S-8, No. 333-52303) pertaining to the Lazare Kaplan International Inc. 401(k) Plan for Savings and Investment of our reports dated August 19, 2004, with respect to the consolidated financial statements and schedule of Lazare Kaplan International Inc. and subsidiaries included and/or incorporated by reference in this Annual Report (Form 10-K) for the year ended May 31, 2005.




                                               /s/ Ernst & Young, LLP



New York, New York
August 22, 2005